Exhibit 99.B(E)(4)

Amendment

Dated August 27, 2007

to the

Rydex Variable Trust

Investor Services Plan,

Dated December 31, 1998,

as Amended

Amendment to the

Rydex Variable Trust

Investor Services Plan

Investor Service Fee

Rydex Funds

Nova Fund

Inverse S&P 500 Strategy Fund

Precious Metals Fund

Inverse OTC Strategy Fund

OTC Fund

Inverse Government Long Bond Strategy Fund

Europe 1.25x Strategy Fund

Japan 1.25x Strategy Fund

Russell 2000 1.5x Strategy Fund

Mid-Cap 1.5x Strategy Fund

S&P 500 2x Strategy Fund

Inverse S&P 500 2x Strategy Fund

OTC 2x Strategy Fund

Inverse OTC 2x Strategy Fund

Dow 2x Strategy Fund

Inverse Dow 2x Strategy Fund

Large-Cap Value Fund

Large-Cap Growth Fund

Mid-Cap Value Fund

Mid-Cap Growth Fund

Inverse Mid-Cap Strategy Fund

Small-Cap Value Fund

Small-Cap Growth Fund

Inverse Russell 2000 Strategy Fund

Strengthening Dollar 2x Strategy Fund

Weakening Dollar 2x Strategy Fund

Government Long Bond 1.2x Strategy Fund

U.S. Government Money Market Fund

Internet Fund

Real Estate Fund

Utilities Fund

Commodities Strategy Fund

Sector Rotation Fund

Multi-Cap Core Equity Fund

Absolute Return Strategies Fund

Market Neutral Fund

Hedged Equity Fund

CLS AdvisorOne Amerigo Fund

CLS AdvisorOne Clermont Fund

CLS AdvisorOne Berolina Fund

S&P 500 Fund

Russell 2000 2x Strategy Fund

Inverse Russell 2000 2x Strategy Fund

Russell 2000 Fund

Essential Portfolio Moderate Fund

Essential Portfolio Conservative Fund

Eseential Portfolio Aggressive Fund

Managed Futures Strategy Fund

High Yield Strategy Fund

Inverse High Yield Strategy Fund

International Rotation Fund

Investor Service Fee	Twenty-Five basis points (.25%)

Calculation of Fee

The investor service fee is based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.